UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 22, 2023(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	TLRS TBR	OTCQB TSX-V

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On December 22, 2023, Timberline Resources announced that it has increased the size of its previously announced non-brokered private placement of units of the Company (“Units”) at a price of US$0.04 per Unit (approximately C$0.054, based on a currency exchange rate of US$0.747 to C$1.00 as of December 18, 2023) (the “Offering”). The size of the Offering had been increased to up to 18,000,000 Units for gross proceeds of up to US$720,000. All other terms of the Offering remained unchanged. The Offering was previously announced in the Company’s December 19, 2023 news release.

On December 28, 2023, Timberline Resources announced that, subject to regulatory approval, it has closed the previously announced Offering of Units. In the over-subscribed Offering, the Company issued 15,750,000 Units at a price of US$0.04 per Unit for total gross proceeds of US$630,000.

The Offering was led by an order from Crescat Capital in the amount of US$100,000. Crescat is a global macro asset management firm headquartered in Denver, CO.

Each Unit constitutes one share of common stock and one common share purchase warrant (each full warrant, a “Warrant”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.06 per share until the warrant expiration date of December 31, 2027.

The Company plans to use the net proceeds of the Offering for exploration and permitting related expenditures at its Eureka Project, and for general corporate working capital.

No finders’ fees have been paid in association with this Offering.

The securities issued in connection with the Offering will be subject to a customary four month and a day hold period in accordance with applicable Canadian securities laws and to a concurrent six month hold period in accordance with applicable U.S. securities laws.

This Offering was completed under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), solely to persons who qualify as accredited investors and in accordance with applicable securities laws.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On December 22, 2023, the Company issued a press release entitled “Timberline Announces Upsizing of Non-Brokered Private Placement”. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On December 28, 2023, the Company issued a press release entitled “Timberline Closes Over-Subscribed Non-Brokered Private Placement”. A copy of the press release is attached as Exhibit 99.2

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Timberline Resources Corporation dated December 19, 2023*
99.2	Press Release of Timberline Resources Corporation dated December 28, 2023*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date: December 28, 2023	By:	/s/ Ted R. Sharp
Ted R. Sharp
Chief Financial Officer

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